Exhibit 4.1

JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of November 14, 2014 (the “Agreement”), to the Guaranty Agreement and the Collateral Agreement referred to below is entered into by and among CONSOLIDATED COMMUNICATIONS, INC., an Illinois corporation (the “Borrower”), CONSOLIDATED COMMUNICATIONS HOLDINGS, INC., a Delaware corporation (“Holdings”), ENVENTIS CORPORATION, a Minnesota corporation, CABLE NETWORK, INC., a Minnesota corporation, CRYSTAL COMMUNICATIONS, INC., a Minnesota Corporation, ENVENTIS TELECOM, INC., a Minnesota corporation, HEARTLAND TELECOMMUNICATIONS COMPANY OF IOWA, a Minnesota corporation, MANKATO CITIZENS TELEPHONE COMPANY, a Minnesota corporation, MID-COMMUNICATIONS, INC., a Minnesota corporation, NATIONAL INDEPENDENT BILLING, INC., a Minnesota corporation, IDEAONE TELECOM, INC., a Minnesota corporation, ENTERPRISE INTEGRATION SERVICES, INC., a Minnesota corporation (each a “New Subsidiary” and collectively, the “New Subsidiaries”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders (the “Administrative Agent”) under the Credit Agreement referred to below.

Statement of Purpose

Reference is hereby made to that certain Second Amended and Restated Credit Agreement dated as of December 23, 2013 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”) among the Borrower, Holdings, the Lenders who are or may become party thereto (the “Lenders”) and the Administrative Agent.  In connection with the Credit Agreement, Holdings, the Borrower and certain of their respective Subsidiaries have entered into the Collateral Agreement referred to therein and certain Subsidiaries of Holdings have entered into the Guaranty Agreement referred to therein.

On October 16, 2014, each New Subsidiary became a Domestic Subsidiary of the Borrower.  Pursuant to Section 5.16 of the Credit Agreement, (a) each New Subsidiary will execute, among other documents, this Agreement in order (i) to become a Guarantor under the Guaranty Agreement and (ii) to become a Grantor and an Issuer, as applicable, under the Collateral Agreement and (b) the Borrower, as Grantor under the Collateral Agreement and owner of the Equity Interests of each New Subsidiary, will execute, among other documents, this Agreement, in order to confirm and reaffirm its pledge of one hundred percent (100%) of the Equity Interests of each New Subsidiary.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

Section 1. Guaranty Agreement Supplement.

(a) Each New Subsidiary hereby agrees that by execution of this Agreement it is a Guarantor under the Guaranty Agreement as if a signatory thereof on the Closing Date, and each New Subsidiary (i) shall comply with, and be subject to, and have the benefit of, all of the terms, conditions, covenants, agreements and obligations set forth in the Guaranty Agreement and (ii) hereby makes each representation and warranty set forth in the Guaranty Agreement.

(b) The Borrower and each New Subsidiary hereby agree that each reference to a “Guarantor” or the “Guarantors” in the Credit Agreement, the Guaranty Agreement and the other Loan Documents shall include each New Subsidiary, and each reference to the “Guaranty Agreement” or “Guaranty” as used therein shall mean the Guaranty Agreement as supplemented hereby.

Section 2. Collateral Agreement Supplement.

(a) Joinder to the Collateral Agreement.

(i) The Borrower and each New Subsidiary hereby agree that by execution of this Agreement, each New Subsidiary is a party to the Collateral Agreement as if a signatory thereof as a Grantor and as an Issuer on the Closing Date, and each New Subsidiary shall (A) comply with, and be subject to, and have the benefit of, all of the terms, covenants, conditions, agreements and obligations set forth in the Collateral Agreement and (B) hereby makes each representation and warranty set forth in the Collateral Agreement (subject to the information set forth on the schedules delivered pursuant to clause (d) below).  The Borrower and each New Subsidiary hereby agree that each reference to a “Grantor”, the “Grantors”, an “Issuer” or the “Issuers” in the Collateral Agreement and the other Loan Documents shall include each New Subsidiary.

(ii) In order to secure the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations in accordance with the terms of the Credit Agreement and the other Loan Documents, (A) each New Subsidiary hereby grants, pledges and collaterally assigns to the Administrative Agent, for the ratable benefit of itself and the Lenders, a security interest in and to all of such New Subsidiary’s right, title and interest in and to all Collateral whether now or at any time hereafter acquired by such New Subsidiary or in which such New Subsidiary now has or at any time in the future may acquire any right, title or interest, and wherever located or deemed located (collectively, the “New Collateral”) and (B) the Borrower hereby confirms and reaffirms that the Collateral of the Borrower includes one hundred percent (100%) of the Equity Interests owned by the Borrower in each New Subsidiary (collectively, the “Additional Investment Property”).

(iii) The Borrower and each New Subsidiary hereby agree that “Collateral” as used in the Collateral Agreement and the Credit Agreement shall include all New Collateral and all Additional Investment Property pledged pursuant hereto, “Investment Property” and “Partnership/LLC Interests”, as applicable, as used therein shall include the Additional Investment Property pledged pursuant hereto and “Collateral Agreement” or “Agreement” as used therein shall mean the Collateral Agreement as supplemented hereby.

(b) Filing Information and Perfection.  The Borrower and each New Subsidiary shall deliver to the Administrative Agent such certificates and other documents (including, without limitation, UCC-1 financing statements, unit certificates and unit powers, as applicable) and take such action as the Administrative Agent shall reasonably request in order to effectuate the terms hereof and the Collateral Agreement.

(c) Acknowledgement and Consent.  Each New Subsidiary hereby acknowledges receipt of a copy of the Collateral Agreement, the Guaranty Agreement and the other Loan Documents to which it is a party and agrees for the benefit of the Administrative Agent and the Lenders to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it.

(d) Schedules to the Credit Agreement and the Collateral Agreement.  Attached hereto as Annex A is all information required to be provided on Schedules 3.09 and 3.10(b) to the Credit Agreement and each of the Schedules to the Collateral Agreement, as applicable, setting forth all information required to be provided therein with respect to each New Subsidiary.

Section 3. Effectiveness.  This Agreement shall become effective upon receipt by the Administrative Agent of an originally executed counterpart hereof by the Administrative Agent, the Borrower and each New Subsidiary.

Section 4. General Provisions.

(a) Limited Effect.  Except as expressly provided herein, the Credit Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect.  This Agreement shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document or (ii) to prejudice any right or rights which the Administrative Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended or modified from time to time.  References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as modified hereby.

(b) Costs and Expenses.  The Borrower and each other Loan Party, jointly and severally, shall pay or reimburse the Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement including, without limitation, the reasonable fees and disbursements of counsel.

(c) Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in different counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which when taken together shall constitute one and the same agreement.

(d) Definitions.  The following capitalized terms used and not defined herein shall have the meanings given thereto in the Collateral Agreement:  “Grantor”, “Investment Property”, “Issuer”, “Partnership/LLC Interest” and “Security Interest”.  All other capitalized terms used and not defined herein shall have the meanings given thereto in the Credit Agreement or the applicable Loan Document referred to therein.

(e) GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(f) Electronic Transmission.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF the undersigned hereby causes this Agreement to be executed and delivered as of the date first above written.

NEW SUBSIDIARIES:

ENVENTIS CORPORATION, as a Guarantor, Grantor and Issuer

By:	/s/ Steven L. Childers
Name:	Steven L. Childers
Title:	Chief Financial Officer

CABLE NETWORK, INC., as a Guarantor, Grantor and Issuer

By:	/s/ Steven L. Childers
Name:	Steven L. Childers
Title:	Chief Financial Officer

CRYSTAL COMMUNICATIONS, INC., as a Guarantor, Grantor and Issuer

By:	/s/ Steven L. Childers
Name:	Steven L. Childers
Title:	Chief Financial Officer

ENVENTIS TELECOM, INC., as a Guarantor, Grantor and Issuer

By:	/s/ Steven L. Childers
Name:	Steven L. Childers
Title:	Chief Financial Officer

HEARTLAND TELECOMMUNICATIONS COMPANY OF IOWA, as a Guarantor, Grantor and Issuer

By:	/s/ Steven L. Childers
Name:	Steven L. Childers
Title:	Chief Financial Officer

MANKATO CITIZENS TELEPHONE COMPANY, as a Guarantor, Grantor and Issuer

By:	/s/ Steven L. Childers
Name:	Steven L. Childers
Title:	Chief Financial Officer

Joinder Agreement
Enventis Corporation
Signature Page

MID-COMMUNICATIONS, INC., as a Guarantor, Grantor and Issuer

By:	/s/ Steven L. Childers
Name:	Steven L. Childers
Title:	Chief Financial Officer

NATIONAL INDEPENDENT BILLING, INC as a Guarantor, Grantor and Issuer

By:	/s/ Steven L. Childers
Name:	Steven L. Childers
Title:	Chief Financial Officer

IDEAONE TELECOM, INC., as a Guarantor, Grantor and Issuer

By:	/s/ Steven L. Childers
Name:	Steven L. Childers
Title:	Chief Financial Officer

ENTERPRISE INTEGRATION SERVICES, INC as a Guarantor, Grantor and Issuer

By:	/s/ Steven L. Childers
Name:	Steven L. Childers
Title:	Chief Financial Officer

BORROWER:

CONSOLIDATED COMMUNICATIONS, INC., as Borrower and Grantor

By:	/s/ Steven L. Childers
Name:	Steven L. Childers
Title:	Chief Financial Officer

Joinder Agreement
Enventis Corporation
Signature Page

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Kieran Mahon
Name:	Kieran Mahon
Title:	Vice President

Joinder Agreement
Enventis Corporation
Signature Page

ANNEX A
TO
JOINDER AGREEMENT

(see attached)